Exhibit 99.1

Watson Announces Restructuring of Senior Leadership to Support Expanded Global Businesses

- Sigurdur Oli Olafsson Named President, Global Generics

- G. Frederick Wilkinson Named President, Global Brands

- Robert A. Stewart Named President, Global Operations

- David A. Buchen Named Chief Legal Officer - Global

- R. Todd Joyce Named Chief Financial Officer - Global

- Charles M. Mayr Named Chief Communications Officer - Global

- Patrick J. Eagan Named Senior Vice President Human Resources – Global

PARSIPPANY, N.J., April 27, 2012 /PRNewswire/ – Watson Pharmaceuticals, Inc. (NYSE: WPI) today announced that it has refined and expanded the responsibilities of its senior executive team, in recognition of the Company’s continued global expansion, particularly following the announcement of Watson’s intention to acquire Actavis. The Company announced the following changes in management structure. Sigurdur Oli Olafsson, Executive Vice President, Global Generics, has been named President of Global Generics. G. Frederick Wilkinson, Executive Vice President of Global Brands, has been named President, Global Brands and Biosimilars. Robert A. Stewart, Executive Vice President, Global Operations, will assume expanded responsibilities leading the Company’s Anda, Inc. distribution business, and has been named President, Global Operations. Additionally, David A. Buchen has been named Chief Legal Officer - Global; R. Todd Joyce has been named Chief Financial Officer- Global; Charles M. Mayr has been named Chief Communications Officer – Global; and Patrick J. Eagan has been named Senior Vice President, Human Resources - Global. These changes reflect their broader global responsibilities as the proposed acquisition of Actavis progresses.

“In 2007, when I joined Watson, my goals were to establish a global foundation for generic growth; sharpen the focus of our branded business and drive leadership in key therapeutic categories; execute a long-term biosimilars growth strategy; define an accelerated growth strategy for our Anda Distribution business; and ensure that Watson’s global supply chain remains the leader in the industry,” said Paul M. Bisaro, Watson President and CEO. “I recruited the most talented executive team in the industry and they have consistently delivered solid performance that has demonstrated progress against these goals. As we complete the global expansion of our generics business with the proposed acquisition of Actavis, focus on expanding the breadth of our brand product portfolio and commercial position, including in biosimilars, and as we strengthen our global supply chain and distribution business, this team of exceptionally skilled and successful leaders will drive our businesses to continue global growth and success.”

“As a result, I can turn my full attention to defining new strategies that will drive us through the next phase of our corporate evolution. This change in structure will provide me with flexibility to take a higher-level view of our extraordinary assets and define how to best maximize them for enhanced value creation, and leverage them to maximize long-term growth.”

“Finally, I will also be able to increase my focus on building Watson’s overall corporate brand externally, with shareholders and investors, and internally, with our broader and more diverse employee base. I intend to ensure that we continue our focus on recruiting and retaining the next generation of industry-leading talent to support our growth, and that we articulate the powerful One Watson culture across our businesses and geographies,” Bisaro concluded.

Watson Pharmaceuticals, Inc. Executive Committee

Watson is managed by an Executive Committee, led by Mr. Bisaro, and comprised of: Olafsson, Wilkinson, Stewart, Buchen, Joyce, Mayr, and Eagan. The members of the Executive Committee report directly to Mr. Bisaro.

Sigurdur Oli Olafsson, President, Global Generics

With the broader global commercial presence and revenue diversification resulting from the proposed acquisition, Sigurdur Oli Olafsson has been named President, Global Generics. Olafsson joined Watson as Executive Vice President, Global Generics in September 2010. Prior to joining Watson, Mr. Olafsson served as CEO of Actavis Group, where he was responsible for overseeing Actavis’ global pharmaceutical business with operations in more than 40 countries. From 2006 to 2008, Mr. Olafsson served as Deputy CEO of Actavis Group, and was CEO, Actavis Inc. US and Chief Executive Corporate Development from 2003-2006, where he led Actavis US sales and marketing organization, and also led the acquisition and integration of Pharma Avalanche, Biovena, Lotus Laboratories, Amide Pharmaceuticals and Alpharma Generics.

Prior to joining Actavis, Mr. Olafsson held increasingly responsible positions with Pfizer’s Global Research and Development organization in both the U.S. and in the U.K. from 1998 until 2003. Prior to joining Pfizer, he served as head of Drug Development for Omega Farma in Iceland for four years.

G. Frederick Wilkinson, President, Global Brands

As a result of the expansion of Watson’s brand pharmaceutical business into international markets and into biosimilars, G. Frederick Wilkinson has been named President, Global Brands. He was appointed Watson Executive Vice President, Global Brands in September 2009. Prior to joining Watson, Mr. Wilkinson was President and Chief Operating Officer of Duramed Pharmaceuticals, Inc. the proprietary products subsidiary of Barr from 2006 to 2009. Prior to joining Duramed Pharmaceuticals, Inc., he was President and Chief Executive Officer of Columbia Laboratories, Inc. from 2001 to 2006.

From 1996 to 2001, Mr. Wilkinson was Senior Vice President and Chief Operating Officer of Watson Pharmaceuticals, Inc. Prior to joining Watson, he spent 16 years at Sandoz in numerous senior management positions of increasing responsibility.

Robert A. Stewart, President, Global Operations

As President, Global Operations, Mr. Stewart will assume additional responsibility for managing Watson’s Anda, Inc. distribution business, in addition to Global Operations. Mr. Stewart has served as Executive Vice President, Global Operations, since August 2010. He joined Watson in November 2009 as Senior Vice President, Global Operations.

Prior to joining Watson, Mr. Stewart held various positions with Abbott Laboratories, Inc. from 2002 until 2009 where he most recently served as Vice President, Global Supply Chain. From 2005 until 2008, he served as Divisional Vice President, Quality Assurance and prior to this position served as Divisional Vice President for U.S./Puerto Rico and Latin America Plant Operations as well as Director of Operations for Abbott’s Whippany plant. Prior to joining Abbott Laboratories, Inc., he worked for Knoll Pharmaceutical Company from 1995 to 2001 and Hoffman La-Roche Inc.

David A. Buchen, Chief Legal Officer - Global

In recognition of expanded global legal responsibilities following the announcement of the proposed acquisition of Actavis, David Buchen has been promoted to the position of Chief Legal Officer - Global. He will retain his position as Secretary to Watson’s Board of Directors, and will continue to oversee Watson’s global compliance and internal audit functions. Mr. Buchen was named Executive Vice President, General Counsel and Secretary in March 2011. He had previously served as Senior Vice President, General Counsel and Secretary since November 2002. From November 2000 to November 2002, Mr. Buchen served as Vice President and Associate General Counsel. From February 2000 to November 2000, he served as Vice President and Senior Corporate Counsel. From November 1998 to February 2000, he served as Senior Corporate Counsel and as Corporate Counsel. He also served as Assistant Secretary from February 1999 to November 2002.

Prior to joining Watson, Mr. Buchen was Corporate Counsel at Bausch & Lomb Surgical (formerly Chiron Vision Corporation) from November 1995 until November 1998 and was an attorney with the law firm of Fulbright & Jaworski, LLP.

R. Todd Joyce, Chief Financial Officer - Global

As a result of the more challenging and complex global business that will result from the acquisition of Actavis, Mr. Joyce has been promoted to Chief Financial Officer – Global. Mr. Joyce has served as Executive Vice President, Chief Financial Officer since March 2011. He had previously served as Senior Vice President, Chief Financial Officer since October 2009. He joined Watson in 1997 as Corporate Controller, and was named Vice President, Corporate Controller and Treasurer in 2001. During the periods October 2006 to November 2007 and from July 2009 until his appointment as Chief Financial Officer, Mr. Joyce served as interim Principal Financial Officer. Prior to joining Watson, Mr. Joyce served as Vice President of Tax from 1992 to 1996 and as Vice President of Tax and Finance from 1996 until 1997 at ICN Pharmaceuticals. Prior to ICN Pharmaceuticals, Mr. Joyce served as a Certified Public Accountant with Coopers & Lybrand and Price Waterhouse. Mr. Joyce received a B.S. in Business Administration from the University of North Carolina at Chapel Hill in 1983 and a M.S. in Taxation from Golden Gate University in 1992.

Charles M. Mayr, Chief Communications Officer - Global

In recognition of expanded global communications, investor relations and corporate affairs responsibilities following the announcement of the proposed acquisition of Actavis, Mr. Mayr has been promoted to Chief Communications Officer. Mr. Mayr joined Watson as Senior Vice President, Corporate Affairs in September 2009. Prior to joining Watson, Mr. Mayr operated an advertising and public relations consulting company from 1998 to 2009, serving such clients as Watson, the Generic Pharmaceuticals Association (GPhA), Barr Pharmaceuticals and a variety of professional associations and consumer products and service companies. Prior to starting his consultancy business, he served as Director of Corporate Communications for Barr Pharmaceuticals, Inc. from 1994 to 1998. Prior to joining Barr, he served as Director of global communications from 1990 to 1994 for Sterling Drug Inc., the global brand and consumer health products pharmaceutical subsidiary of Kodak. Mr. Mayr began his career as a broadcast and print journalist.

Patrick J. Eagan, Senior Vice President, Human Resources - Global

Mr. Eagan joined Watson in 2011 as Senior Vice President, Human Resources, initially reporting to David Buchen. In his global role, he will report directly to Mr. Bisaro. He joined Watson from

Abbott Laboratories, where he held numerous positions of increasing responsibility in his nearly 20 years with that company. Prior to joining Watson, Mr. Eagan was Divisional Vice President, Human Resources, Global Pharmaceuticals Operations for Abbott. He was promoted to this position in 2009, having served as Divisional Vice President, Human Resources, Pharmaceutical Products U.S. since 2007. He joined Abbott in 1993, and held a number of increasingly responsible positions in various Abbott business segments. Prior to joining Abbott in 1993, Mr. Eagan held a number of human resources positions with McDonnell Douglas Corporation.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. is a leading integrated global pharmaceutical company. Watson is engaged in the development, manufacture and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. The Company is also developing biosimilar products in Women’s Health and Oncology. Additionally, we distribute generic and branded pharmaceuticals through our Anda Distribution business.

In 2011, Watson was the third largest generic pharmaceutical company in the United States. The company has commercial operations in key international markets including Canada, Western Europe, Asia/Pacific, South Africa and Latin America. Watson distributes approximately 8,500 stock-keeping units in the U.S. directly to more than 60,000 customers through our Anda Distribution Division.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

Forward-Looking Statement

Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, the statements in this press release relating to expected or anticipated benefits of the Actavis acquisition, the future financial performance of the combined company, cost synergies, future tax rates, the pay down of debt obligations, and the closing of the transaction are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business, Actavis’ business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; successful close and subsequent integration of the Actavis acquisition and the ability to recognize the anticipated synergies and benefits of the Actavis acquisition; the anticipated size of the markets and continued demand for the Watson’s and Actavis’ products; the impact of competitive products and pricing; the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition); access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Watson’s and Actavis’ products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Watson’s and Actavis’ facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on form 10-K for the year ended December 31, 2011. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

SOURCE Watson Pharmaceuticals, Inc.